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PROXY                TRANSAMERICAN WASTE INDUSTRIES, INC.                  PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned shareholder(s) of TransAmerican Waste Industries, Inc. (the "Company") hereby appoint TOM J. FATJO, III and J. DAVID GREEN, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Special Meeting of Stockholders of the Company to be held at the Houstonian Hotel and Conference Center, 111 North Post Oak Lane, Houston, Texas, on May 6, 1998 at 9:00 a.m. Central Time and at any adjournment(s) thereof, the number of shares that the undersigned would be entitled to vote if personally present.

          The Board of Directors recommends a vote "FOR" Proposal 1 below.

PROPOSAL 1:    TO APPROVE AND ADOPT THE AGREEMENT      FOR     AGAINST   ABSTAIN
               AND PLAN OF MERGER AMONG THE COMPANY,   [ ]       [ ]       [ ]
               TRANSAMERICAN ACQUISITION
               CORP. AND USA WASTE SERVICES, INC.

2. In their discretion, on such other matters as may properly come before the Special Meeting of Stockholders or any adjournment(s) thereof, all as more particularly described in the Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. All prior proxies are hereby revoked.



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                                  -----------------------------------------
                                                 Signature(s)

                                  Dated:                             , 1998
                                        -----------------------------

                                  (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                  HEREON.  WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                  ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE
                                  FULL TITLE AS SUCH. FOR JOINT ACCOUNTS, EACH JOINT OWNER SHOULD SIGN.)


              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.